INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  Go  Online  Networks  Corporation

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated August 27, 1999 relating to the consolidated financial statements of Go Online Networks Corporation (formerly Jones Naughton Entertainment, Inc.) and consolidated subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

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SCHUMACHER  &  ASSOCIATES


Englewood,  Colorado
March 5, 2001